EXHIBIT 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-9530 fax: (617) 796-8376

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 332-9530
www.rmrfunds.com

RMR Hospitality and Real Estate Fund Announces Record Date for Annual Meeting

Newton, MA (December 1, 2006):  RMR Hospitality and Real Estate Fund (AMEX: RHR) announced today that it has scheduled its 2007 Annual Meeting of Shareholders for Thursday, March 8, 2007.  The record date for determination of shareholders entitled to vote at the meeting has been set at the close of business on Monday, December 11, 2006.

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